UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2021

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

974 Centre Road, Building 735

Wilmington, Delaware 19805

(Address of principal executive offices) (Zip Code)

(302) 485-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On July 1, 2015, E. I. du Pont de Nemours and Company (“EID”) completed the separation of the Performance Chemicals segment through the spin-off of all the issued and outstanding stock of The Chemours Company (“Chemours”) to holders of EID common stock. In connection with the spin-off, EID and Chemours entered into a Separation Agreement (as amended, the “Chemours Separation Agreement”). Effective August 31, 2017, EID and The Dow Chemical Company each merged with subsidiaries of DuPont de Nemours, Inc., f/k/a DowDuPont Inc. (“DuPont”) and, as a result, EID and The Dow Chemical Company became subsidiaries of DuPont. As part of DuPont’s spin-off of Corteva, Inc. (“Corteva”), EID became a subsidiary of Corteva.

In 2017, EID and Chemours amended the Chemours Separation Agreement to provide for a limited sharing of potential future liabilities related to alleged historical releases of perfluorooctanoic acids and its ammonium salts (“PFOA”) for a five-year period that began on July 6, 2017. In addition, in 2017, Chemours and EID each paid $335 million to settle the multi-district litigation in the U.S. District Court for the Southern District of Ohio (“Ohio MDL”), thereby resolving claims of about 3,550 plaintiffs alleging injury from exposure to PFOA in drinking water as a result of the historical manufacture or use of PFOA at the Washington Works plant outside Parkersburg, West Virginia. That plant was previously owned and/or operated by the performance chemicals segment of EID and is now owned and/or operated by Chemours. The 2017 settlement did not resolve claims of certain class members who did not have claims in the Ohio MDL or whose claims are based on diseases first diagnosed after February 11, 2017. About 96 claims alleging personal injury have been filed since the 2017 settlement and a number of additional pre-suit claims for personal injury have been asserted. These filed cases are currently pending in the Ohio MDL.

On May 13, 2019, Chemours filed suit in the Delaware Court of Chancery against DuPont, EID, and Corteva, seeking, among other things, to limit its responsibility for the litigation and environmental liabilities allocated to and assumed by Chemours under the Chemours Separation Agreement (the “Delaware Litigation”). On March 30, 2020, the Court of Chancery granted a motion to dismiss. On December 15, 2020, the Delaware Supreme Court affirmed the judgment of the Court of Chancery. Meanwhile, a confidential arbitration process regarding the same and other claims has proceeded (the “Pending Arbitration”).

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2021, DuPont, Corteva, EID, and The Chemours Company, entered into a binding memorandum of understanding (the “MOU”) agreeing to settle and release certain claims regarding the Delaware Litigation and the Pending Arbitration. Under the MOU, Chemours has released any claim set forth in the complaint filed in the Delaware Litigation, any other similar claims arising out of or resulting from the facts recited by Chemours in the complaint or the process and manner of structuring or conducting the Chemours spin-off on July 1, 2015 (the “Chemours Separation”), and any other claims that challenge the Chemours Separation or the assumption of Chemours Liabilities (as defined in the Chemours Separation Agreement) by Chemours and the allocation thereof, subject in each case to certain exceptions set out in the MOU. The parties have further agreed not to bring any future additional claims regarding the Chemours Separation Agreement or the MOU outside of arbitration. In connection with entering into the MOU, the parties will jointly terminate the Pending Arbitration.

The MOU reflects the parties’ agreement to share certain potential future legacy liabilities relating to alleged historical releases of certain per- and polyfluoroalkyl substances (“PFAS”), including PFOA, arising out of pre-July 1, 2015 conduct (“PFAS Liabilities”) until the earlier to occur of (i) December 31, 2040, (ii) the day on which the aggregate amount of Qualified Spend (as defined in the MOU) is equal to $4 billion or (iii) a termination in accordance with the terms of the MOU. The parties have agreed that, during the term of the sharing arrangement, Chemours will bear half of the cost of Qualified Spend, and DuPont and Corteva will collectively bear the other half of the cost of Qualified Spend. Corteva’s and DuPont’s share of Qualified Spend shall not exceed $2 billion in the aggregate. After the term of this arrangement, Chemours’ indemnification obligations under the Separation Agreement would continue unchanged, subject in each case to certain exceptions set out in the MOU.

In order to support and manage any potential future PFAS Liabilities, the parties have also agreed to establish an escrow account. The MOU provides that (1) no later than each of September 30, 2021 and September 30, 2022, Chemours shall deposit $100 million into an escrow account and DuPont and Corteva shall together deposit $100 million in the aggregate into an escrow account and (2) no later than September 30 of each subsequent year through and including 2028, Chemours shall deposit $50 million into an escrow account and DuPont and Corteva shall together deposit $50 million in the aggregate into an escrow account. Subject to the terms and conditions set forth in the MOU, each party may be permitted to defer funding in any year (excluding 2021). Additionally, if on December 31, 2028, the balance of the escrow account (including interest) is less than $700 million, Chemours will make 50% of the deposits and DuPont and Corteva together will make 50% of the deposits necessary to restore the balance of the escrow account to $700 million. Such payments will be made in a series of consecutive annual equal installments commencing on September 30, 2029 pursuant to the escrow account replenishment terms as set forth in the MOU.

All cost sharing arrangements between Corteva and DuPont under the MOU, including funding of the escrow account, shall be paid in accordance with the June 1, 2019 Letter Agreement between Corteva and DuPont (the “Letter Agreement”). Under the Letter Agreement, DuPont will manage such liabilities with Corteva and DuPont sharing the costs on a 50% - 50% basis starting from $1 and up to $300 million and once the $300 million threshold is met, then Corteva and DuPont will share proportionally on the basis of 29% and 71% respectively.

The parties will cooperate in good faith to enter into additional agreements reflecting the terms set forth in the MOU on or prior to February 28, 2021.

The foregoing description of the MOU contained herein is a summary and is qualified in its entirety by reference to the full text of the MOU, which is filed as an exhibit hereto, and the Letter Agreement which is attached as Exhibit 10.2 to the Current Report on Form 8-K dated June 3, 2019, each of which are incorporated herein by reference.

Charges associated with the MOU would be recognized over the term of the agreement as a component of income from discontinued operations to the extent liabilities become probable and estimable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Settlement of PFOA Litigation

Since February 2017, approximately 96 personal injury cases, have been filed in federal courts in Ohio and West Virginia alleging personal injury, mostly kidney or testicular cancer, from exposure to PFOA, in drinking water as a result of the historical manufacture or use of PFOA. The personal injury cases were consolidated in multi-district litigation in Ohio federal court (the “MDL”). On January 21, 2021, EID and Chemours entered into settlement agreements with counsels representing the MDL plaintiffs providing for a settlement of all cases and claims in the MDL, except as noted below (the “Settlement”). The cases and claims of settling plaintiffs will be resolved for approximately $83 million, with each of EID and DuPont contributing approximately $27 million and Chemours contributing approximately $29 million. The Settlement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by Corteva, DuPont, EID or Chemours. The matter Travis and Julie Abbott v. E. I. du Pont de Nemours and Company is not included in the settlement and is presently pending motions for new trial. Corteva will recognize its share of the settlement as a charge to income from discontinued operations.

Press Release

On January 22, 2021, Corteva, DuPont, and Chemours issued a joint press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement on Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, , financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) whether the definitive agreements contemplated by the MOU become effective; (ii) the outcome of any pending or future litigation related to PFAS or PFOA; (iii) the performance by each of DuPont and Chemours of its obligations outlined in the MOU; (iii) the final terms of the definitive agreement outlined by the MOU; (iv) other risks related to Corteva’s Separation from DowDuPont; and (v) the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement, an expectation or belief as to future events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Memorandum of Understanding, dated January 22, 2021, by and among The Chemours Company, Corteva, Inc., E. I. du Pont de Nemours and Company and DuPont de Nemours, Inc.

99.1	Press Release, dated January 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corteva, Inc.

By:	/s/ Brian Titus
Name:	Brian Titus
Title:	Vice President and Controller

Date: January 22, 2021